Exhibit 10.15

FORM OF LOCK-UP AGREEMENT

[●], 2026

[Shareholder]

Re:	Lock-Up Agreement for Company Shares

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with that certain Business Combination Agreement (as may be amended, restated or supplemented from time to time, the “Business Combination Agreement”) dated October 2, 2025, entered into by and among NYB Holdings Limited, a Cayman Islands exempted company limited by shares (“PubCo”), RF Acquisition Corp II., a Delaware corporation (“SPAC”), NYB Pte. Ltd., a Singapore private company limited by shares (“Amalgamation Sub”) and Nanyang Biologics Pte. Ltd., a Singapore private company limited by shares and a wholly owned subsidiary of PubCo (the “Company”), pursuant to which, among other things, Amalgamation Sub will merge with and into the Company (the “Amalgamation”), with the Company being the surviving entity and becoming a wholly owned subsidiary of PubCo, and PubCo will merge with and into SPAC (the “Merger” and together with the Amalgamation, the “Mergers”), with PubCo being the surviving entity. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

WHEREAS, pursuant to and as consideration for the Amalgamation, the holders of shares of the Company (the “Company Shares”) will receive shares of the PubCo (the “PubCo Shares”); and

WHEREAS, each Shareholder is, as of the date of this Agreement, the sole legal owner of such number of Company Shares set forth opposite such Shareholder’s name on Schedule A hereto (such Company Shares, together with any Company Shares (a) issued or otherwise distributed to such Shareholder pursuant to any stock dividend or distribution, (b) resulting from any change in any of the Company Shares by reason of any share split, recapitalization, combination, exchange of shares or the like, (c) the legal ownership of which is acquired by such Shareholder, including by exchange or conversion of any other security, or (d) as to which such Shareholder acquires the right to vote or share in the voting, in each case after the date of this Agreement and during the term of this Agreement being collectively referred to herein as the “Subject Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	Subject to the exceptions set forth herein, the Shareholder agrees not to, without the prior written consent of the PubCo Board, (i) sell, offer to sell, contract or agree to sell, assign, lend, offer, encumber, donate, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, (a) any PubCo Shares (excepting any shares issued under PubCo’s equity incentive plan (the “Incentive Shares”)), or (b) any securities convertible into or exercisable or exchangeable for PubCo Shares, in each case, held by it immediately after the SPAC Merger Effective Time (the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until the earlier of (1) 24 months commencing from the Closing Date and (2) the date on which PubCo completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of PubCo’s shareholders having the right to exchange their PubCo Shares for cash, securities or other property (the “Lock-Up Period”).

2.	The restrictions set forth in paragraph 1 shall not apply to:

a)	Transfers to a partnership, limited liability company or other entity of which such Shareholder is the legal and beneficial owner of all of the outstanding equity securities or similar interests;

b)	if such Shareholder is a natural person, (i) by bona fide gift to any member of such Shareholder’s Immediate Family, (ii) to a family trust, established for the exclusive benefit of such Shareholder or any of his Immediate Family for estate planning purposes, (iii) by virtue of laws of descent and distribution upon death of such Shareholder or (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union;

c)	Transfers of PubCo Shares acquired in open market transactions after the Amalgamation Closing;

d)	the entry, at any time after the Amalgamation Closing, into any trading plan providing for the sale of PubCo Shares meeting the requirements of Rule 10b5-1(c) under the Exchange Act, provided that such plan does not provide for, or permit, the sale of any PubCo Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

e)	Transfers in the event of completion of a bona fide amalgamation, merger, scheme of arrangement, business combination, consolidation, combination sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction which results in all of PubCo’s security holders having the right to exchange their PubCo Shares for cash, securities or other property;

f)	in the case of an entity, a Transfer (i) to another entity that is an affiliate of such Shareholder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Shareholder or affiliates of such Shareholder or who shares a common investment advisor with such Shareholder or (ii) as part of a distribution to members, partners or shareholders of such Shareholder;

g)	in the case of an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

h)	Transfers to a director or advisor of such Shareholder or its affiliates as part of such director’s or advisor’s remuneration for services provided to such Shareholder, pursuant to remuneration arrangements in existence (including Incentive Shares) and disclosed to the Company prior to the date of this Agreement; and

i)	Transfers made in connection with any forward purchase agreement or similar arrangements in existence prior to the date of this Agreement and the material terms of which have been disclosed to Acquiror or its counsel;

provided, however, that in the case of clauses (a), (b), and (e) to (i), these permitted transferees shall enter into a written agreement, in substantially the same form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Shareholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act. If any Transfer is made or attempted contrary to the provisions of this Letter Agreement, such purported Transfer shall be null and void ab initio.

3.	In furtherance of the foregoing, PubCo, and any duly appointed transfer agent for the registration or transfer of the securities described in the Business Combination Agreement, are hereby authorized to:

a)	cause its transfer agent for the Lock-Up Shares to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Lock-Up Shares for which such Lock-Up Shareholder is the record holder; and

b)	in the case of Lock-Up Shares for which such Shareholder is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Lock-Up Shares;

in each case, if and to the extent such transfer would constitute a Transfer in breach of this Letter Agreement. PubCo agrees to instruct its transfer agent to remove any stop transfer restrictions on the share register and other records related to the Lock-Up Shares within 3 Business Days of a request by a Shareholder the expiration of the Applicable Period.

4.	During the Lock-Up Period, each certificate evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [--], BY AND AMONG NYB HOLDINGS LIMITED (“COMPANY”), THE HOLDER NAMED THEREIN AND THE OTHER PARTIES THERETO. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

5.	This Letter Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred herein or the documents or instrument referred to herein, which collectively supersedes all prior agreements and the understandings between the parties hereto with respect to the subject matter contained herein. This Letter Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the undersigned Shareholder and PubCo (and with respect to PubCo, only with the written consent of a majority of its directors, which shall include a majority of its independent directors).

6.	This Letter Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. This Letter Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other party and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party of its obligations hereunder.

7.	This Letter Agreement and any action, proceeding, claim or dispute (whether in contract, tort or otherwise) (each, an “Action”) that may be based upon, arise out of or relate to this Letter Agreement or the negotiation, execution or performance hereof shall be governed by, construed and enforced in accordance with the laws (both substantive and procedural) of the State of New York, without regard to the conflicts of law principles thereof. All Actions arising out of or relating to this Letter Agreement shall be heard and determined exclusively in the state and federal courts within the State of New York (and any courts having jurisdiction over appeals therefrom) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive personal and subject matter jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Letter Agreement by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject to the personal or subject matter jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws.

8.	This Letter Agreement shall become effective on the date hereof and terminate on the earlier of (i) the expiration of the Lock-up Period, (ii) termination of the Business Combination Agreement, and (iii) the liquidation of PubCo.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Letter Agreement, as of the date first written above.

Very truly yours,

[Shareholder/Sponsor]

Signature:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Acknowledged and agreed by:

NYB Holdings Limited

Signature:
Name:
Title:

[Signature Page to Lock-Up Agreement]

SCHEDULE A

PARTICULARS OF SHAREHOLDERS AND SUBJECT SHARES

Shareholder Name and Address:	Subject Shares:
ONG TOON WAH 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	106,578
SPRING ASIA INVESTMENT PTE. LTD. 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	217,984
APEXUS THERAPEUTICS PTE. LTD. 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	200,000
JOYRE GROUP PTE. LTD. 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	50,000
RIGEL TECHNOLOGY (S) PTE LTD. 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	153,211
MERCATUS CAPITAL PTE. LTD. 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	109,211
GAMENOW.NET (HONG KONG) LIMITED 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	264,500
MENG VISION CULTURE LIMITED 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	18,750
SOLIX LIMITED 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	18,750
DICO PTE. LTD. 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	20,000
LIM IMM NEO 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	20,000
WONG WAI MENG 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	15,000
DANIEL ONG ZHONG XUAN 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	16,016
NANYANG TECHNOLOGICAL UNIVERSITY - NTUITIVE PTE. LTD. 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	95,653
CHEN TED KWAN 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	80,228

Sch. A-1